LIMITED PARTNERSHIP AGREEMENT
                                       OF
                        APPLE REIT II LIMITED PARTNERSHIP

         This LIMITED PARTNERSHIP AGREEMENT (the "Partnership Agreement") is made as of June 23, 1998, by and between Apple General, Inc., a Virginia corporation, the general partner ("General Partner"), and Apple Limited, Inc., a Virginia corporation, the limited partner ("Limited Partner" and together with the General Partner, the "Partners").

                                  INTRODUCTION

         A. The General Partner and the Limited Partner have agreed to form a limited partnership (the "Partnership") pursuant to the provisions of the "Virginia Revised Uniform Limited Partnership Act" (the "Act"). The existence of the Partnership shall commence upon the filing of a certificate of limited partnership with the Virginia State Corporation Commission (the "Commission").

         B. The rights, duties and obligations of the Partners shall be governed by the Act except as otherwise provided in this Partnership Agreement. The term "Person," as used herein, means an individual or an entity.


                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

         1.1  NAME.  The  name of the  Partnership  is  Apple  REIT  II  Limited
Partnership. The Partnership may trade or transact business under the name Emerald Oaks Apartments or such other name as shall be selected by the General Partner.

         1.2 PURPOSE. The Partnership is formed to acquire, hold, operate and in all respects act as owner of the Emerald Oaks Apartments in Grapevine, Texas (located on the property more specifically described on Exhibit A) and to engage in any and all activities related or incidental thereto or agreed to by the Partners from time to time provided, however, such activities shall be limited to and conducted in such a manner as to permit Apple Residential Income Trust, Inc. (the "Apple REIT") at all times to qualify as a real estate investment trust ("REIT") under sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").

         1.3  FILINGS.

         (a) The Partnership has filed with the Commission a certificate of limited partnership (the "Certificate") pursuant to Va Code Section 50-73.11.

                  (b) The Certificate designates 306 East Main Street, Richmond, Virginia 23219 as the principal office (the "Principal Office") of the Partnership. It designates c/o McGuire, Woods, Battle & Boothe LLP, One James Center, 901 East Cary Street, Richmond, Virginia 23219 as its registered office (the "Registered Office") and Martin B. Richards, Esq., at that address, as its registered agent (the "Registered Agent").

                                   ARTICLE II
                                   MANAGEMENT

         2.1 THE GENERAL PARTNER. The General Partner shall have the sole and exclusive right, duty and power to manage the business of the Partnership, including, without limitation, the right and power to:

                           (i) acquire, hold, sell, maintain, encumber, improve, develop or lease Partnership property, real or personal, and any interest therein on such terms and conditions as the General Partner deems advisable;

                           (ii) borrow money on behalf of the Partnership, secure any such borrowings with Partnership assets, and repay the same at any time or from time to time;

                           (iii)   establish   investment   accounts   for   the
         Partnership and deposit and withdraw funds in or from such accounts;

                           (iv) assign, compromise or release any claim of, or debt due, the Partnership;

                           (v) institute and defend actions at law or in equity on behalf of the Partnership and consent to arbitrate any disputes or controversies of the Partnership;

                           (vi) engage and retain accountants, lawyers and other professional persons to perform services for the Partnership, and purchase such goods and other services as may be required to conduct the business of the Partnership; and

                           (vii) enter into such contracts and perform such other acts as may be necessary to further the business of the Partnership.

         2.2 LIMITATIONS ON POWER AND AUTHORITY. Notwithstanding anything to the contrary in this Partnership Agreement, the General Partner's rights, authority and power are subject to and limited by certain provisions of the Bylaws of the Apple REIT (including Article XIII therein) and actions described in such Bylaws (including such Article) may only be undertaken in compliance with the provisions thereof, including the obtaining of any consents referred to therein.

                                   ARTICLE III
                                LIMITED PARTNERS

         3.1  PARTICIPATION  IN  MANAGEMENT.   The  Limited  Partner  shall  not
participate in the management or control of the business of the Partnership, and shall have no power to sign for or bind the Partnership.


                                   ARTICLE IV
            CAPITAL; PROFITS AND LOSSES; COMPENSATION; DISTRIBUTIONS

         4.1 CAPITAL CONTRIBUTIONS. Each of the Partners has contributed to the capital of the Partnership the property set forth on Schedule A. The Partners shall not be required to make any additional capital contributions except as required by law, but the Partners may make such additional contributions of cash or property as they may mutually agree. No Partner shall have any right to require the return of all or any part of its capital, or to receive interest with respect thereto.

         4.2 CAPITAL ACCOUNTS. A separate capital account ("Capital Account") shall be maintained for each Partner. The value of each Capital Account shall be the sum of the cash contributions to the account, the agreed upon value of contributions of property to the account and the share of Partnership profits allocated to the account, less all distributions made from the account and the share of Partnership losses allocated to the account.

         4.3 PROFITS AND LOSSES. The net profits and net losses of the Partnership for any period (except for the profits and losses upon dissolution) shall be credited or charged to the Capital Accounts of the Partners in the percentages set forth on Schedule A under the heading "Partners' Percentages" (as the same may be amended from time to time, the "Partners' Percentages").

         4.4  DISTRIBUTIONS.  Any cash  which,  in the  opinion  of the  General
Partner, is not reasonably required for the operation of the business of the Partnership or for Partnership reserves (other than amounts distributed upon dissolution) shall be distributed to the Partners in accordance with the Partners' Percentages not less frequently than each calendar quarter. Other distributions of assets may be made from time to time in the same manner.

         4.5 REIT DISTRIBUTIONS. Notwithstanding anything to the contrary in this Agreement, the General Partner shall cause the Partnership to distribute amounts sufficient to enable the Apple REIT to pay its shareholders dividends that will allow the Apple REIT to (i) meet the distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

         4.6  LOANS.  A loan  by a  Partner  to  the  Partnership  shall  not be
considered  a  capital   contribution  and  shall  be  repaid  as  debt  of  the
Partnership.

                                    ARTICLE V
                                 INDEMNIFICATION

         5.1  INDEMNIFICATION.

                  (a) The Partnership shall indemnify each Partner (and each director and officer of a Partner) who was, is or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (a "Proceeding"), (i) solely by reason of being or having been a Partner or a director or officer of a Partner or (ii) as a result of having served at the request of the Partnership as a fiduciary for an employee benefit or other plan related to the business of the Partnership, against any liability and reasonable expenses (including reasonable attorney's fees), incurred as a result of such Proceeding, except such liabilities and expenses which are incurred as a result of a breach of this Partnership Agreement, willful misconduct or a knowing violation of the law.

                  (b) The Partnership shall promptly make advances or reimbursements for reasonable expenses (including attorney's fees) incurred by any Partner or a director or officer of a Partner claiming indemnification under this Article unless it has been determined that such Partner, director or officer is not entitled to indemnification. Advances or reimbursements made in advance of any such determination shall be conditioned upon receipt from the Partner, director or officer claiming indemnification of a written undertaking to repay the amount of such advances or reimbursements if it is ultimately determined that such Partner, director or officer is not entitled to indemnification.


                                   ARTICLE VI
                              EVENTS OF DISSOLUTION

         6.1 EVENTS OF DISSOLUTION. The Partnership shall only be dissolved:

                           (i)  upon the election of the General Partner;

                           (ii) at such time as there is no General Partner serving unless, within 90 days, the Limited Partner consents to continue the business of the Partnership and appoints one or more General Partners;

                           (iii) upon automatic cancellation of the certificate of limited partnership for failure to pay annual registration fees, unless steps to obtain reinstatement are promptly taken; or

                           (iv) by judicial decree.

                                   ARTICLE VII
                     DISSOLUTION, WINDING UP AND TERMINATION

         7.1 GENERAL. Upon dissolution without continuation, the business of the Partnership shall be wound up by the General Partner or, if there is no General Partner, by a representative designated by the Limited Partner (either of which or whom is hereinafter referred to as the "Liquidating Representative"). The Liquidating Representative shall proceed with reasonable promptness to liquidate the business and assets of the Partnership and may determine whether and to which Partners properties should be distributed in kind. Partnership assets shall be distributed in the following order:

                           (i)  to  creditors  of  the  Partnership,   including
         Partners who are creditors, in the order of priority provided by law;

                           (ii)   to  the   creation   of  such   reserves   for
         contingencies as the Liquidating Representative may deem necessary or advisable;

                           (iii) to the Limited Partner to the extent of its contribution to capital;

                           (iv) to the General Partner to the extent of its contribution to capital;

                           (v) to the Partners, General and Limited, according to their Capital Account balances, after all adjustments.


                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 BOOKS OF ACCOUNT AND RECORDS. The Partnership shall keep complete books of account at the Principal Office which shall be open to examination by the Partners, the Apple REIT and their authorized representatives during normal business hours. The books shall be kept on a cash or accrual basis, as determined by the General Partner.

         8.2 TAX COMPLIANCE. Notwithstanding anything to the contrary contained in this Partnership Agreement, all actions taken in the conduct of the business of the Partnership, or on its dissolution, shall comply with the provisions of
Section 704 of the Code and the Regulations thereunder. The General Partner shall be the "Tax Matters Partner" required by the Code.

         8.3 POWER OF ATTORNEY. The Limited Partner hereby appoints the General Partner its attorney-in-fact, or agent, to execute, acknowledge, deliver and file in its name any document required by law to be filed by the Partnership or such Partner with any governmental body or agency. Any such appointment is a special power, coupled with an interest, and shall remain in effect as long as the Partner granting it has any interest in the Partnership or remains responsible for any obligations under this Partnership Agreement.

         8.4 COUNTERPARTS. This Partnership Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         8.5 AMENDMENTS. This Partnership Agreement may be amended only with the consent of the General Partner and the Limited Partner.

         8.6 THIRD PARTIES; SUCCESSORS AND ASSIGNS. The agreements contained herein are for the benefit of the parties hereto and their permitted successors and assigns and are not for the benefit of any third parties, including, without limitation, creditors of the Partnership.

         8.7 HEADINGS. The section headings herein are for convenience only and shall not affect the interpretation of this Partnership Agreement.

         8.8 INTERPRETATION. This Partnership Agreement is executed and delivered in the Commonwealth of Virginia and shall be construed and enforced in accordance with the laws of such state without giving effect to its choice of law rules.

         WITNESS the following signatures.

                                                GENERAL PARTNER


                                                Apple General, Inc.

                                                By:    /s/  Glade M. Knight
                                                       -------------------------
                                                Name:  Glade M. Knight
                                                Title: President




                                                LIMITED PARTNER:


                                                Apple Limited, Inc.

                                                By:    /s/  Glade M. Knight
                                                       -------------------------
                                                Name:  Glade M. Knight
                                                Title: President

                                   SCHEDULE A

GENERAL PARTNER

Name and                              Capital                    Partners'
Business Address                      Contribution               Percentages

Apple General, Inc.                   $ 1.00                     1%
306 East Main Street
Richmond, Virginia 23219

LIMITED PARTNER

Name and
Business Address

Apple Limited, Inc.                   $99.00                     99%
306 East Main Street
Richmond, Virginia 23219

                                    EXHIBIT A

BEING a tract of land out of the J. R. STEVENS, ABSTRACT NO. 1490, in the City of Grapevine, TARRANT County, Texas, and being all of GRAYSON SQUARE APARTMENTS, PHASE II, an addition to the City of Grapevine as recorded in Volume 388-198, Pages 65 and 66, Plat Records, TARRANT County, Texas, and being more particularly described as follows:

BEGINNING at an iron rod located on the West line of Grayson Drive (a 70 foot Right-of-Way), said point being located 459.0 feet from the West Right-of-Way line of S. H. 121 along said West line of Grayson Drive;

THENCE South 60 degrees 36 minutes 52 seconds West a distance of 441.37 feet to an iron rod found for corner;

THENCE South 89 degrees 51 minutes 52 seconds West a distance of 290.00 feet to an iron rod found for corner;

THENCE North 00 degrees and 08 minutes 08 seconds West a distance of 261.59 feet to an iron rod found for corner, said iron rod being the beginning of a curve to the left having a central angle of 45 degrees 00 minutes 00 second, a radius of
426.78 feet and a tangent of 176.78 feet;

THENCE along said curve to the left an arc length of 335.19 feet to an iron rod found for corner, said iron rod being a point of reverse curvature of a curve to the right having a central angle of 13 degrees 20 minutes 55 seconds, a radius of 426.78 feet and a tangent of 49.94 feet;

THENCE along said curve to the right an arc length of 99.43 feet to an iron rod found for corner;

THENCE North 52 degrees 30 minutes 48 seconds East a distance of 721.03 feet to an iron rod found for corner, said point being located on the West Right-of-Way line of the aforementioned Grayson Drive, also being located in a curve to the left having a central angle of 24 degrees 37 minutes 23 seconds, a radius of
370.00 feet, a tangent 80.75 feet and a chord bearing of South 28 degrees 51 minutes 04 seconds East;

THENCE along the said West line of Grayson Drive the following:

Along said curve to the left an arc length of 159.01 feet to an iron rod found for corner;

South 41 degrees 09 minutes 46 seconds East a distance of 132.59 feet to an iron rod found for corner, said iron rod being the beginning of a curve to the right having a central angle of 38 degrees 00 minutes 04 seconds, a radius of 370.00 feet and a tangent of 127.41 feet;

Along said curve to the right an arc length of 245.40 feet to a point for corner;

South 03 degrees 09 minutes 42 seconds East a distance of 301.66 feet to an iron rod found for corner, said iron rod being the beginning of a curve to the left having a central angle of 15 degrees 49 minutes 12 seconds, a radius of 370.00 feet and a tangent of 51.41 feet;

Along said curve to the left an arc length of 102.16 feet to the POINT OF BEGINNING and CONTAINING 13.5518 acres of land, more or less.